EXHIBIT 23


  CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-47081 and No. 33-39299) of Caterpillar Financial Services Corporation of our report dated January 20, 1999 appearing on page 12 of this Form 10-K.





 PRICEWATERHOUSECOOPERS LLP

 New York, New York
 February 25, 1999

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